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                                    CONSENT

We hereby consent to being named in the Statement of Additional Information included in the Registration Statement on Form N-14 under the caption "Argentine Taxes" and to the filing of this consent with the United States Securities and Exchange Commission as part of the Registration Statement.

                                                  PRICE WATERHOUSE & CO.

                                                  (Partner)
                                                  Dr. Hugo N. Almono









August 16, 2000